UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
VALEANT PHARMACEUTICALS INTERNATIONAL

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May 9, 2007
To the Stockholders of
Valeant Pharmaceuticals International:
     On April 24, 2007, we mailed to you proxy materials relating to the 2007 Annual Meeting of Stockholders for Valeant Pharmaceuticals International to be held at the Newport Beach Marriott Hotel, 900 Newport Center Drive, Newport Beach, California, on May 22, 2007, at 1:00 p.m., local time. On May 1, 2007, the Board of Directors elected G. Mason Morfit as a new Valeant director. Mr. Morfit was elected into the class of Valeant directors whose term of office will expire at our annual meeting of stockholders in 2008.
     We are writing to you now to provide you with information regarding Mr. Morfit that would have been included in our proxy statement if Mr. Morfit had been elected as a director before we mailed our proxy materials. This information updates and supplements our proxy statement, and all information in the proxy statement remains accurate and should be considered in voting your shares.
     Set forth below is certain personal information with respect to Mr. Morfit.

		Year First	Other
		Serving as	Public Company
Name and Principal Occupation	Age	Director	Directorships
G. MASON MORFIT	31	2007	None

Mr. Morfit has been a non-managing member of ValueAct Capital Management, L.P., one of our largest investors, since January 2003 and was an associate with ValueAct Capital from January 2001 to December 2002. Prior to joining ValueAct Capital, Mr. Morfit worked in equity research for Credit Suisse First Boston from September 1999 to November 2000. Mr. Morfit currently serves as a director of MSD Ignition, a privately held auto parts company. Mr. Morfit received his BA from Princeton University and is a CFA charterholder.

     Mr. Morfit was not elected to the Board pursuant to any arrangement or understanding and he is not related by blood, marriage or adoption to any other Valeant director or to any Valeant executive officer.
     Mr. Morfit does not beneficially own any shares of Valeant common stock. As of March 31, 2007, ValueAct Capital Management, L.P. beneficially owned 13,241,300 shares of Valeant common stock. Please see our proxy statement for more information on the Valeant common stock beneficially owned by ValueAct Capital and its affiliates. Since Mr. Morfit does not have voting or dispositive power over the shares of Valeant common stock beneficially owned by ValueAct Capital, he is not deemed to be a beneficial owner of those shares.
     We would like to take this opportunity to encourage you to vote so that your shares of Valeant common stock will be represented at the upcoming meeting. For your convenience, we have included another proxy card that is identical to the proxy card that was previously mailed to you with our proxy materials. Information on how you may vote your shares of Valeant common stock appears on the enclosed proxy card. If you have already voted and do not wish to change your vote, you do not need to take any further action. Of course, all Valeant stockholders are also invited to attend the annual meeting in person.
     Thank you for your continued support of Valeant.

Sincerely,

Robert A. Ingram
Chairman of the Board